Exhibit 21.1

Subsidiaries of YRC Worldwide Inc.

at December 31, 2006

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
Express Lane Service, Inc.	100%	Delaware
JHJ International Transportation Co., Ltd.	50%[1]	China
OPK Insurance Co. Ltd.	100%	Bermuda
Reimer Finance, LP	1%[2]	Canada
Roadway LLC	100%	Delaware
Integres Global Logistics, Inc.	15.36%	Delaware
Roadway Express, Inc.	100%	Delaware
Meridian IQ (EU) B.V.	100%	Netherlands
Reimer Express Lines Ltd.	100%	Canada
3727484 Manitoba Ltd.	100%	Canada
Reimer Express Driver Training Institute Inc.	100%	Canada
Reimer Finance, LP	99%[2]	Canada
Roadway Express International, Inc.	100%	Delaware
Transcontinental Lease, S. de R.L. de C.V.	2%[3]	Mexico
Roadway Express S.A. de C.V.	95.99%	Mexico
Roadway Reverse Logistics, Inc.	100%	Ohio
Transcontinental Lease, S. de R.L. de C.V.	98%[3]	Mexico
Roadway Next Day Corporation	100%	Pennsylvania
New Penn Motor Express, Inc.	100%	Pennsylvania
YRC Association Solutions, Inc.	100%	Delaware
YRC Assurance Co. Ltd.	100%	Bermuda
YRC International Investments, Inc.	100%	Delaware
Meridian IQ LA, S.R.L.	99%[4]	Peru
Meridian IQ Limitada	99%[5]	Colombia
Meridian IQ, Inc. Limitada	99%[6]	Chile
YRC Worldwide Pte Ltd.	100%	Singapore
Meridian IQ Asia Limited	100%	Hong Kong
GPS Logistics Group Limited (Bermuda)	100%	Bermuda
Sealand Logistics (Europe) Limited	100%	United Kingdom
GPS Worldwide Malaysia Sdn Bhd	100%	Malaysia
MIQ Supply Chain System Limited	100%	Hong Kong
Meridian IQ (Thailand) Co., Ltd.	100%	Thailand
Meridian IQ China Limited	100%	Hong Kong
Meridian IQ Shartex Logistics Co Ltd.	100%	China
Meridian IQ Hong Kong Limited	100%	Hong Kong
Meridian IQ China Co., Ltd.	100%	China
Meridian IQ India Private Limited	100%	India
Meridian IQ Japan Limited	100%	Japan
Meridian IQ Jin Jiang Logistics Co., Ltd.	75%[7]	China
Meridian IQ Korea Limited	100%	Korea
Meridian IQ Malaysia Sdn Bhd	100%	Malaysia
Meridian IQ Philippines Inc.	100%	Philippines
Meridian IQ Singapore Pte. Ltd.	100%	Singapore
Meridian IQ Taiwan Limited	100%	Taiwan
Meridian IQ Vietnam Limited	100%	British Virgin Islands
PT Meridian IQ Indonesia International	100%	Indonesia
YGPS (EU) Limited	100%	United Kingdom
GPS Logistics (EU) Limited	100%	United Kingdom
Meridian IQ (UK) Limited	100%	United Kingdom
YRC Mortgages, LLC	100%	Delaware
YRC Regional Transportation, Inc.	100%	Delaware

Name	Percentage Ownership	Jurisdiction of Incorporation or Formation
IMUA Handling Corporation	100%	Hawaii
Meridian IQ Services Inc.	100%	Illinois
Meridian IQ Inc. (Ontario)	100%	Canada
Meridian IQ Supply Chain Solutions Inc.	100%	Canada
Meridian IQ Services Inc. (Quebec)	100%	Canada
Meridian IQ, S. de R.L. de C.V.	99.03%[8]	Mexico
Meridian IQ Leasing, S. de R.L. de C.V.	99.97%[9]	Mexico
Meridian IQ Servicios, S. de R.L. de C.V.	99.97%[10]	Mexico
USF Logistics (Mexico) Inc.	100%	Delaware
Meridian IQ, S. de R.L. de C.V.	.07%[8]	Mexico
Meridian IQ Leasing, S. de R.L. de C.V.	.03%[9]	Mexico
Meridian IQ Servicios, S. de R.L. de C.V.	.03%[10]	Mexico
USF Logistics Services (Puerto Rico) Inc.	100%	Delaware
Transport Asset Management LLC	100%	New York
USF Bestway Inc.	100%	Arizona
USF Bestway Leasing Inc.	100%	Arizona
USF Canada Inc.	100%	Delaware
USF Dugan Inc.	100%	Kansas
USF Glen Moore Inc.	100%	Pennsylvania
USF Holland Inc.	100%	Michigan
USF Aviation Services LLC	100%	Michigan
USF Holland International Sales Inc.	100%	Canada
USF Intelco Inc.	100%	Michigan
USF Leasing Company	100%	Delaware
USF Mexico Inc.	100%	Delaware
USF Reddaway Inc.	100%	Oregon
USF RedStar LLC	100%	Delaware
USF Sales Corporation	100%	Delaware
USF Technology Services Inc.	100%	Illinois
USF Ventures Inc.	100%	Delaware
USFreightways Corporation	100%	Delaware
YRC Worldwide Enterprise Services, Inc.	100%	Delaware
YRC Worldwide Technologies, Inc.	100%	Delaware
Meridian IQ, Inc.	100%	Delaware
MIQ LLC	100%	Delaware
Globe.com Lines, Inc.	100%	Delaware
Meridian IQ LA, S.R.L.	1%[4]	Peru
Meridian IQ Limitada	1%[5]	Colombia
Meridian IQ, Inc. Limitada	1%[6]	Chile
Yellow Roadway Receivables Funding Corporation	100%	Delaware
Yellow Transportation, Inc.	100%	Indiana
Mission Supply Company	100%	Kansas
YRC Transportation S.A. de C.V.	46.2%[11]	Mexico
YRC Services, S. de R.L. de C.V.	100%	Mexico
YRC Yellow LLC	100%	Kansas
Yellow Relocation Services, Inc.	100%	Kansas
Yellow Transportation of British Columbia, Inc.	100%	Canada
Yellow Transportation of Ontario, Inc.	100%	Canada
YRC Transportation S.A. de C.V.	53.8%[11]	Mexico

[1]	JHJ International Transportation Co., Ltd. is owned 50% by YRC Worldwide Inc. and 50% by a third party.
[2]	Reimer Finance, LP is owned 99% by Roadway Express, Inc. and 1% by YRC Worldwide Inc.
[3]	Transcontinental Lease, S. de R.L. de C.V. is owned 98% by Roadway Express, Inc. and 2% by Roadway Express International, Inc.
[4]	Meridian IQ LA, S.R.L. is owned 99% by YRC International Investments, Inc. and 1% by Meridian IQ, Inc.

[5]	Meridian IQ Limitada is owned 99% by YRC International Investments, Inc. and 1% by Meridian IQ, Inc.
[6]	Meridian IQ, Inc. Limitada is owned 99% by YRC International Investments, Inc. and 1% by Meridian IQ, Inc.
[7]	Meridian IQ Jin Jiang Logistics Co., Ltd. is owned 75% by Meridian IQ Asia Limited and 25% by a third party.
[8]	Meridian IQ, S. de R.L. de C.V. is owned 99.03% by Meridian IQ Services Inc. and .07% by USF Logistics (Mexico) Inc.
[9]	Meridian IQ Leasing, S. de R.L. de C.V. is owned 99.96% by Meridian IQ, S. de R.L. de C.V. and .03% by USF Logistics (Mexico) Inc.
[10]	Meridian IQ Servicios, S. de R.L. de C.V. is owned 99.97% by USF Logistics Services Inc. and .03% by USF Logistics (Mexico) Inc.
[11]	YRC Transportation S.A. de C.V. is owned 53.8% by Yellow Transportation of Ontario, Inc. 46.2 % by Yellow Transportation, Inc.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

YRC Worldwide Inc.:

Under date of March 1, 2007, we reported on the consolidated balance sheets of YRC Worldwide Inc. and subsidiaries (formerly, Yellow Roadway Corporation) (the Company) as of December 31, 2006 and 2005, and the related statements of consolidated operations, cash flow, shareholders’ equity, and comprehensive income for each of the years in the three-year period ended December 31, 2006, which are included in the December 31, 2006 annual report on Form 10-K of YRC Worldwide Inc. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule of valuation and qualifying accounts (Schedule II). This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Our audit report on the consolidated financial statements of the Company referred to above contains an explanatory paragraph stating that, as discussed in the notes to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, and SFAS No. 123(R), Share-Based Payment, during the year ended December 31, 2006.

/s/ KPMG LLP

Kansas City, Missouri
March 1, 2007

Schedule II

YRC Worldwide Inc. and Subsidiaries

Valuation and Qualifying Accounts

For the Years Ended December 31, 2006, 2005 and 2004

COL. A	COL. B	COL. C				COL. D		COL. E
		Additions
Description	Balance, Beginning Of Year	-1- Charged To Costs/ Expenses		-2- Charged To Other Accounts		Deductions (a)		Balance, End Of Year
	(in millions)
Year ended December 31, 2006:
Deducted from asset account -
Allowance for uncollectible accounts	$32.0	$39.2		$—		$	(35.5)	$35.7

Added to liability account -
Claims and insurance accruals	$499.9	$344.8		$7.5	(c)		$(347.8)	$504.4

Year ended December 31, 2005 (b):
Deducted from asset account -
Allowance for uncollectible accounts	$22.4	$21.8		$11.8	(c)	$	(24.0)	$32.0

Added to liability account -
Claims and insurance accruals	$320.8	$297.2	(d)	$143.6	(c)		$(261.7)	$499.9	(d)

Year ended December 31, 2004:
Deducted from asset account -
Allowance for uncollectible accounts	$20.8	$22.3		$0.4			$(21.1)	$22.4

Added to liability account -
Claims and insurance accruals	$299.3	$207.2		$0.2			$85.9)	$320.8

(a)	Regarding the allowance for uncollectible accounts, amounts primarily relate to uncollectible accounts written off, net of recoveries. For the claims and insurance accruals, amounts primarily relate to payments of claims and insurance.
(b)	2005 balances include the results of the operating companies of USF from the date of acquisition (May 24) through December 31, 2005.
(c)	These amounts primarily represent the beginning balances for USF as of May 24, 2005 and adjustments thereto.
(d)	These amounts have been revised from the prior year’s presentation to correct for an inadvertent omission of data. Amounts “charged to costs/expenses” for claims and insurance accruals was previously reported as $245.9 million in 2005. “Balance, end of year” for claims and insurance accruals was previously reported as $448.6 million in 2005.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YRC Worldwide Inc.

BY:	/s/ William D. Zollars
William D. Zollars
Chairman of the Board, President
& Chief Executive Officer

March 1, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Donald G. Barger, Jr.	Executive Vice President	March 1, 2007
Donald G. Barger, Jr.	& Chief Financial Officer

/s/ Paul F. Liljegren	Vice President, Controller &	March 1, 2007
Paul F. Liljegren	Chief Accounting Officer

/s/ Cassandra C. Carr	Director	March 1, 2007
Cassandra C. Carr

/s/ Howard M. Dean	Director	March 1, 2007
Howard M. Dean

/s/ John F. Fiedler	Director	March 1, 2007
John F. Fiedler

/s/ Dennis E. Foster	Director	March 1, 2007
Dennis E. Foster

/s/ John C. McKelvey	Director	March 1, 2007
John C. McKelvey

/s/ Phillip J. Meek	Director	March 1, 2007
Phillip J. Meek

/s/ William L. Trubeck	Director	March 1, 2007
William L. Trubeck

/s/ Carl W. Vogt	Director	March 1, 2007
Carl W. Vogt